1

UBS AG London Branch
5 Broadgate
London
EC2M 2QS

Allen & Overy LLP
52, avenue Hoche
75379 Paris Cedex 08
Tel +33 (0)1 40 06 54 00
Fax +33 (0)1 40 06 54 54
Our ref 0036335 - 0000808
29 October 2021
Dear Sir or Madam

UBS SEC registration as a non-resident security-based swap dealer

1.

BACKGROUND
1.1

We understand that UBS AG, a bank authorised in Switzerland, is seeking to register with the United
States ( US
) Securities and

Exchange Commission (
SEC
) as a non-resident

security-based swap (
SBS )
dealer ( SBSD ).
1.2

To register as an SBSD with the SEC, a non-resident SBSD
1

such as UBS AG must attach an opinion
of counsel to Form SBSE, SBSE-A or SBSE-BD affirming that the SBSD can, as a matter of law:
(a)

provide the

SEC with

prompt access

to the

relevant books

and records

as defined

in paragraphs
3.3 to 3.5 ( Covered Books and Records
); and

(b)

submit to on-site

inspection and examination

of its Covered

Books and Records by

the SEC
( On-Site Inspection ).
1.3

UBS Europe

SE FR

is a branch

of UBS

Europe SE incorporated

in Germany and

authorized to

provide
services in Germany and France (among other jurisdictions).
We

understand that French Branch

of UBS Europe

SE (
UBS ESE FR
) and respectively

“associated
persons”
2

employed by it are effecting SBS Transactions in the name and for the account of UBS AG
( SBS Transactions
). These

SBS Transactions,

being entered

into with

UBS AG,

are booked

with UBS
AG, London Branch, and the underlying relevant clients are clients of UBS AG, London Branch.
Accordingly,

UBS ESE

FR will

maintain certain

Covered Books

and Records

in

UBS ESE

FR

on
behalf of UBS AG.
Given that UBS

ESE FR is

acting in the

name and for

the account of

UBS AG, UBS

ESE FR and

UBS
AG

have

agreed

that

in

the

context

of

UBS

AG’s

business

as

an

SBSD,

the

Covered

Books

and
Records in relation

to the SBS Transactions will

be shared with UBS

AG, London Branch,

in London,
in particular for group-risk management purposes.

1.4

You

have asked us to issue an opinion affirming that

under applicable French law, UBS ESE FR

can
share with

and make

available to

UBS AG,

London Branch

the Covered

Books and

Records in

relation
to

the

SBS

Transactions,

such

that

this

information

will

be

held

by

UBS

AG,

London

Branch,

in
London.
1
    In the case of a corporation, an SBSD will be “non - resident” if it is incorporated   in or has its principal place of business in any place not in the United States (see 17 Code of Federal Regulations ( CFR ) § 240.15Fb2-4(a)(2)). As UBS AG is incorporated in Switzerland, UBS AG fulfils this definition of a “non-resident” SBSD.
2
    We do not give any views regarding this assumption.

1.5

This opinion is structured as follows:
(a)

Section 2:

Summary of opinion;

(b)

Section 3:

Scope, assumptions and qualifications;

(c)

Section 4:

Revisions to applicable law;
(d)

Section 5:

Reliance and confidentiality;
(e)

Annex 1: Opinion; and
(f)

Annex 2: Assumptions.
2.

SUMMARY OF OPINION
2.1

Subject

to

the

assumptions and

qualifications below,

it

is

our

opinion that

UBS ESE

FR

can, as

a
matter of applicable

French law, share with and

make available to

the London Branch

of UBS AG,

the
Covered Books and Records in relation to the SBS Transactions.
Data Protection
3

2.2

Disclosure of personal

data (particularly special

categories of data

or criminal data)

relating to UBS
ESE FR’s

counterparties and staff

are subject to

certain restrictions under the

Data Protection Laws,
particularly where it involves a cross-border transfer to a country or territory the EU has not found to have an ‘adequate’ data

protection regime (bearing in

mind that the

UK has now been

recognised as
being an ‘adequate’

territory for the

transfer of personal

data). In addition,

there are certain

legal bases
for making disclosures, and derogations from the prohibition on international transfers that would be
available to UBS

ESE FR, should

UBS AG, London

Branch require UBS

ESE FR to

disclose Covered
Books

and

Records

containing

personal

data

to

UBS

AG

London

Branch

for

the

purposes

of

risk
management.

2.3

Our view

is that

the ‘legitimate

interests’ legal

basis for

processing personal

data would

provide an
applicable ground

under the

EU GDPR,

to enable

the disclosure

of Covered

Books and

Records to
UBS AG London Branch for the purpose of risk management.

Secrecy Rules
2.4

Article L. 511-33 et seq
. of the

French Monetary and

Financial Code (the
MFC
) govern the

disclosure
by a

credit institution,
inter alia
, of

confidential information

regarding any

existing or

former customer
(the Secrecy Rules ).
2.5

The

Secrecy

Rules

notably

apply

to

branches

of

credit

institutions

operating

in

France

under

a
European passport, such as UBS ESE FR.
2.6

Information protected under the Secrecy Rules generally includes any information received by credit
institutions in the course of their activities, provided that such information is sufficiently confidential
and

specific.

The

scope

of

the

Secrecy

Rules

is

broad

and

includes

any

information

related

to

a
customer, including their name and

any details regarding

their assets, debts,

transactions or operations
carried out on their account (even transactions contemplated but not executed).

2.7

French law

provides for

a few

exceptions to

the Secrecy

Rules, including

for risk

management and
consolidated supervision purposes

of institutions established

in France, in

the event of

a written and
case-specific waiver from the customer

or of a request from French

criminal or regulatory authorities.

3
    Please refer to section
1

of
Annex 1

for definitions of Data Protection Laws, EU GDPR,

and the French Data Protection Act.

2.8

Failing any

such exceptions,

breaches of

the

Secrecy Rules

could result

in

criminal and

regulatory
sanctions and trigger risks of civil litigation.
2.9

We consider that Secrecy Rules do not prevent UBS ESE FR

from sharing with and making available
to the

London branch

of UBS

AG, the

Covered Books

and Records

in relation

to the

SBS Transactions.
Blocking Statute

2.10

The French

Statute No.

68-678 dated

26 July

1968, as

amended, governs

the request,

search for

or
disclosure of information of an

economic, commercial, industrial, financial

or technical nature, with a
view to

establishing evidence in

foreign judicial

or administrative proceedings

or in

relation thereto
(the Blocking Statute ).
2.11

As

its

title

suggests,

the

Blocking

Statute

applies

to

“
documents

or

information

of

an

economic,
commercial,

industrial,

financial

or

technical

nature
”

that

are

located

in

France.

It

prohibits

the
request, investigation

or communication

of such

documents or

information in

the context

or with

a
view to foreign administrative or judicial proceedings.

2.12

Breaches of the Blocking Statute may lead to criminal sanctions and trigger risks of civil litigation.
2.13

We

consider that the Blocking Statute does

not prevent UBS ESE FR from

sharing with and making
available to

the London

branch of UBS

AG, the Covered

Books and Records

in relation

to the

SBS
Transactions.

Privacy and Human Rights
2.14

Protection

for

the

general

fundamental

right

to

“
respect

for

private

and

family

life,

home

and
correspondence
” is

enshrined in

Article 8

of the

European Convention

on Human

Rights (
ECHR ).
This

right is

directly applicable

in

France. However,

it

is to

be highlighted

that, in

France, if

legal
persons have a right

to see their

correspondence protected, only natural persons

can rely on /

benefit
from a right to privacy
  4
.
2.15

Actions in

respect of

Article 8

of the ECHR

require a

separate cause

of action,

such as

an action

arising
from a wrongful act or other legal obligation, such as under the Data Protection

Laws.

2.16

Article 8 ECHR is, as it were, the

legal foundation on which the GDPR

has been based. The GDPR is
detailing the

fundamental right

laid down

in Article

8 of

the ECHR.

Thus, Article

8 ECHR

and the
GDPR are

intertwined with each

other.

As long as

the provision

of information

by UBS ESE

FR to
the London branch

of UBS AG

falls entirely within

the scope of

and is in

compliance with the Data
Protection Laws, we consider the

general fundamental right set out in

Article 8 of the

ECHR will be
protected.

This summary opinion is not a substitute for the full expression of our views set out in Annex 1.
3.

SCOPE, ASSUMPTIONS AND QUALIFICATIONS
3.1

This opinion

relates solely

to access

provided to

UBS AG,

through its

London Branch,

of Covered
Books and Records held on its behalf by UBS ESE FR in France.

3.2

This opinion has been prepared in accordance with UBS AG’s specific instructions as to the scope of the opinion.

4

Cour de Cassation (French Supreme Court), Civ 1ère, 17 March 2016

3.3

This opinion only covers the provision and sharing by UBS ESE FR to UBS AG, London

Branch, of
the Covered Books and Records held in France by UBS ESE FR in relation to the SBS Transactions.
Covered Books and Records include only those books and records which:
(a)

relate to the

US business
5

of the non-resident

SBSD.
6

These are the

records that relate

to an
SBS Transaction that is either:
(i)

entered into, or offered to be entered into, by or on behalf of the non-resident SBSD,
with a

“U.S. Person” as

defined in

17 CFR

§ 240.3a71-3(a)(4)
7

(
US Person ) (other
than an SBS conducted through a foreign branch of such US Person
8
); or
(ii)

arranged, negotiated, or executed by

personnel of the non-resident SBSD

located in a
branch in the United States ( US branch
) or office or by personnel

of an agent of the
non-resident SBSD located in a US branch or office;
9

or
(b)

constitute

financial

records

necessary

for

the

SEC

to

assess

the

non-resident

SBSD’s
compliance with the SEC’s margin and capital requirements, if applicable.
10

3.4

Further

to

Assumption

1,

this

opinion

is

limited

to

those

types

of

records

that

are

relevant

to
prudentially regulated SBSDs,

which excludes financial

records as noted

in paragraph 3.3(b)

above.

For this opinion, the term “Covered Books and Records” extends to these record types alone.
3.5

This opinion covers data relating

to SBS Transactions concluded

between UBS AG, London Branch
through UBS ESE FR employees qualifying as associated persons.

These SBS Transactions will only
be concluded by authorised

UBS ESE FR personnel,

with UBS ESE

FR acting in

the name and

for the
account

of

UBS

AG,

London

Branch.

The

Covered

Books

and

Records

in

relation

to

those

SBS
Transactions

will be,

as

agreed between

UBS ESE

FR

and UBS

AG, London

Branch, also

held in
London.
This opinion only covers SBS Transactions entered into by UBS AG where UBS ESE FR is acting in
the

name

and

for

the

account

of

UBS

AG.

This

opinion

does

not

cover

data

relating

to

SBS
Transactions concluded between UBS ESE FR

and its own counterparties

(even though UBS ESE FR
may be

relying on

the counting exemption

set out in

17 CFR

§ 240.3a71-3(d) for

such transactions,
we are instructed

that this data

is not relevant

for the purposes

of 17 CFR

§ 240.15Fb2-4(c) and

so this
data is not within scope of this opinion).
3.6

The issues

addressed in

this opinion

apply equally

across the

different document

types which

constitute
the Covered Books and

Records based upon the

information actually contained

in each of the relevant
Covered Books and Records. We have not examined any such documents or records.

3.7

In giving this opinion, we have made the further assumptions set out in Annex 2.

3.8

No opinion is expressed on matters of fact.

5
    As defined in 17 CFR §240.3a71 - 3(a)(8).
6
    Cross - Border Application of Certain [SBS] Requirements, 85 Fed.   Reg. 6270, 6296 (Feb. 4, 2020) (the SEC Guidance
).

7
    A “ U.S. person
” means any person

that is “
(i) a natural person

resident in the U.S.; (ii)

a partnership, corporation,

trust, investment vehicle,
or other legal person organized,

incorporated, or established under the laws of the

United States or having its principal place of

business
in the United States; (iii) an account (whether

discretionary or non-discretionary) of a U.S. person; or (iv) an estate of a decedent who was
a resident of the United States at the time of death. ” 17 CFR § 240.3a71-3(a)(4).
8
    A “ foreign branch ” means “ any branch of a U.S. bank if: (i) the branch is located outside of the United States; (ii) the branch operates for valid business reasons;

and (iii) the

branch is engaged

in the business

of banking and

is subject to

substantive banking regulation

in the
jurisdiction where located. ” (17 CFR § 240.3a71-3(a)(2)). An “ SBS conducted through a foreign branch ” means an SBS that is “ arranged, negotiated, and executed by

a U.S. person

through a foreign

branch of such

U.S. person if:

(A) the foreign

branch is the

counterparty to
such security-based swap transaction; and (B) the

security-based swap transaction is arranged, negotiated, and executed on behalf of the
foreign branch solely by persons located outside the United States. ” (17 CFR § 240.3a71-3(a)(3)(i)).
9
    17 CFR   §   240.3a71 - 3(a)(8)(i)(B).
10

The requirement

set out

in this

paragraph
3.3(b)

does not

apply to

UBS AG

because it

is not

subject to

the SEC’s

margin and

capital
requirements as it is assumed that UBS AG has a prudential

regulator – please see Assumption
1

set out in
Annex 2.

4.

REVISIONS TO APPLICABLE LAW

4.1

This opinion relates solely to French law and

European Union (
EU ) law that is directly applicable in
France

(i.e.

regulations

pursuant

to

Art.

288(2)

of

the

Treaty

on

the

Functioning

of

the

European
Union),

in

each

case,

in

force

as

at

the

date

of

this

opinion.

We

have

no

obligation

to

notify

any
addressee of any change in any applicable law or its application after the date of this opinion.
5.

RELIANCE AND CONFIDENTIALITY
5.1

This opinion is

given for the

sole benefit of

the addressee. It

may not be

relied upon by

anyone else
without our prior written consent.
5.2

This

opinion

is

not

to

be

disclosed

to

any

person

outside

of

UBS

AG’s

group

or

used,

circulated,
quoted or otherwise referred to for any

other purpose. However, we agree that

a copy of this opinion
letter may be disclosed:

(a)

where

disclosure is

required

or

requested

by

any

governmental, banking,

taxation

or

other
regulatory authority or similar body having jurisdiction over

UBS AG (including to the SEC
as

part

of

UBS

AG’s

SBSD

registration

application) or

by

the

rules

of

any

relevant

stock
exchange or pursuant to any applicable law or regulation; and

(b)

to

UBS

AG’s

affiliates,

and

any

of

their

officers,

directors,

employees,

auditors,

insurers,
reinsurers, insurance brokers and professional advisors (in their capacity as such).
5.3

Any such disclosure

must be made

on the basis

that it is

for information purposes only,

no recipient
may rely

on this advice,

no client-lawyer relationship between

us and the

recipient arises following,
or as a

result of, any

such disclosure. We assume no

duty or liability

to any recipient,

and any recipient
under paragraph 5.2(b) above will be subject to the same restrictions on disclosure as set out above.
5.4

We

assume no obligation

to advise

you or

any other person

or to

make any

investigations as to

any
legal

developments

or

factual

matters

arising

subsequent

to

the

date

hereof

that

might

affect

the
opinions expressed herein.

Yours

faithfully,

Allen & Overy LLP

ANNEX 1
OPINION
1.

DATA

PROTECTION

1.1

The General

Data Protection

Regulation 2016/679

(
EU GDPR
),

and the

Act n°78-17

of

6 January
1978 on information

technology, data files and

civil liberties

as modified

(
French DPA ) (together, the
Data Protection

Laws
) will

apply to

UBS ESE

FR’s

disclosure of

Covered Books

and Records

to
UBS AG

London Branch

for the

purpose of

risk management,

to the

extent that

these comprise

or
contain personal data.

Personal data is

data relating to

an identified or

identifiable living individual,
and may

therefore extend

to information

on UBS

ESE FR’s staff

and US

Person counterparties

of UBS
AG, London Branch with whom UBS ESE FR concludes SBS Transactions.

1.2

Under

the

Data

Protection Laws,

specific

additional restrictions

apply

for

data

relating

to

criminal
convictions and offences.

These laws also

impose heightened restrictions

on the processing

of ‘special
category data’

– this

is data

that reveals

racial or

ethnic background,

political opinions,

religious or
philosophical

beliefs,

or

trade

union

membership,

genetic

data,

biometric

data

when

used

for

ID
purposes, health information, data concerning sex life

or sexual orientation. As special category

data
are

less

likely

to

be

relevant

in

the

context

of

UBS

ESE

FR’s

disclosures

of

Covered

Books

and
Records, the laws applicable to these data have not been considered in detail in this opinion.
1.3

Key restrictions

in the

Data Protection

Laws relating

to UBS

ESE FR’s

ability to

disclose personal
data to UBS AG, London Branch are set out below.
Legal basis for the disclosure
1.4

UBS ESE FR requires a legal basis

under Article 6 of the EU

GDPR to disclose personal data to UBS
AG

London

Branch
.

Data

cannot

be

disclosed
,

should

such

disclosure

breach

a
nother

legal
requirement under applicable French law (e.g. the Secrecy Rules – please see section 2). Whilst there are a number of Article 6

legal bases on which UBS ESE FR

may seek to rely,

none on its own is so
comprehensive as

to cover

all actions

falling within

the scope of

risk management

activities.

UBS ESE
FR will therefore need to consider the most appropriate legal basis to apply to any given situation.
1.5

The Article 6

legal bases that

seem the most

relevant and applicable

to UBS ESE

FR, together with
their respective limitations, are as follows:
(a)

Consent (Article 6(1)(a))
: In order for consent

to be valid under the

Data Protection Laws, it
must satisfy

the high

standard of

being a

freely-given, specific,

informed and

unambiguous
indication of

wishes. As

a practical

matter,

in France, it

would be

very difficult

to establish
that consent

is freely given

where information relates

to UBS ESE

FR staff,

in an employment
context,

due

to

the

inherent

imbalance

of

power

between

an

employer

and

its

staff

(for
example, staff

may believe there

could be negative

consequences should they

refuse to give
consent). Further, consent will only be

valid if UBS ESE FR offers its

staff a genuine choice
over how the data is used, and will only

continue to be an appropriate legal basis if

UBS ESE
FR also offers its staff the opportunity to withdraw consent at any time.

Consent might therefore not generally be

considered as a valid legal

basis for disclosure and
UBS ESE FR should rely on

an alternative basis for disclosure (e.g. the legitimate interests).
Please note that valid consent is assumed at Assumption 5.
(b)

Legitimate interests (Article

6(1)(f))
: This is

a more flexible

legal basis for

processing that

can
apply to a multitude of business purposes,

including with a view to ensuring compliance

with
regulatory obligations. To rely on the legitimate interests ground, UBS ESE FR must:

(i)

identify its,

or a

third party’s (e.g. UBS

AG, London

Branch’s) legitimate

interest (this
can include commercial interests, individual interests or

broader societal benefits) in
complying with UBS AG, London Branch’s disclosure request;

(ii)

show that the

disclosure of documents to

UBS AG, London

Branch is necessary

for
achieving these interests; and

(iii)

balance

these

interests

against

the

competing

interests,

rights

and

freedoms

of

the
individuals concerned, and satisfy itself that those

interests do not outweigh its own.
If individuals would not

reasonably expect the disclosure, or

if the disclosure would
cause

unjustified

harm

to

the

individuals,

the

interests

of

those

individuals

would
likely override the interests of UBS ESE FR or the third party.
An

individual

has

the

right

to

object

to

the

disclosure

of

their

personal

data

to

UBS

AG,
London Branch under this basis for processing,

and UBS ESE FR would need

to demonstrate
‘compelling’

legitimate

grounds

to

process

the

data

that

override

the

rights,

freedoms

and
interests of that individual.
The balancing of

legitimate interests against

the competing interests,

rights and freedoms

of
the

individuals

concerned should

be

made

on

a

case-by-case

basis

and

should

consider all
available facts.

In particular, Recital

47 of

the GDPR

states that,

when balancing

their interests
against

those

of

the

individuals

concerned,

controllers

should

take

into

account

“
the
reasonable expectations

of data

subjects based

on their

relationship with

the controller
”. With
this in mind, UBS ESE FR may argue that its interests are not outweighed by those of the US
Person counterparties of UBS AG, London Branch with whom UBS ESE FR concludes SBS
Transactions or UBS ESE FR’s employees on the basis that:
(A)

US

Person

counterparties

of

UBS

AG,

London

Branch

with

whom

UBS

ESE

FR
concludes

SBS

Transactions

are

aware,

due

to

statements

contained

in

their

client
terms

of

business

with

UBS

AG,

and

due

to

their

understanding

as

sophisticated
investors,

that

client

management

(including

risk

management)

will

conducted

by
UBS

on

a

group-wide

basis,

and

so

certain

information

regarding

their

SBS
Transactions, including

in some

cases their personal

data, may

be disclosed to

UBS
AG, London Branch; and
(B)

the

employees whose

personal data

may

be disclosed

to

UBS AG,

London Branch
understand their role

will involve risk management

conducted by UBS

AG, London
Branch and understand

that, as

a result, certain

of their personal

data may

be disclosed
to UBS AG, London Branch.

(c)

Disclosure

is

necessary

for

compliance

with

a

legal

obligation

to

which

UBS

ESE

FR

is
subject (Article 6(1)(c))
: There must be

a French nexus in

order for UBS ESE

FR to be

able
to rely on this legal basis. Article 6(3) requires that the legal obligation must be laid down by
French or EU law,

although this does

not have to

be an explicit

statutory obligation, as long
as the application of

the law is

foreseeable to UBS ESE

FR as the

person subject to

it.
11

We
have not identified a relevant

French or EU law obligation

and so we do not consider

that it is
possible

for

UBS

ESE

FR

to

rely

on

this

legal

basis

for

the

disclosure

of

personal

data
contained in the Covered Books and Records from a French data protection law perspective.
1.6

It is possible that information contained in Covered Books and Records provided by UBS ESE FR to
UBS AG, London Branch, including personal

data, might be disclosed to

the SEC in the course of

the
conduct of supervision

of UBS AG,

London Branch (in its

capacity as an

SEC-registered SBSD) by
the SEC. In this context, it is also relevant that:
11
    Recital 41 EU GDPR.

(a)

Consent (Article 6(1)(a))
: The considerations set out in paragraph 1.5(a) above

relating to the
validity of consent apply in this context.

(b)

Legitimate interests (Article

6(1)(f))
: In this

context, to rely

on the legitimate

interests ground,
UBS ESE

FR must

conduct the

same balancing

of competing

factors as

described in

paragraph
1.5(b) above. In this context, it is relevant that:

(A)

US

Person

counterparties

of

UBS

AG,

London

Branch

with

whom

UBS

ESE

FR
concludes

SBS

Transactions

are

aware,

due

to

statements

contained

in

their

client
terms

of

business

with

UBS

AG,

of

the

US

nexus

when

they

engage

in

SBS
Transactions and, due

to their understanding

as sophisticated

investors, that

regulatory
oversight

will

be

exercised

by

the

SEC,

which

may

entail

certain

information
regarding their

SBS Transactions,

including in

some cases

their personal

data, to

be
disclosed to the SEC by UBS AG London Branch; and
(B)

the employees whose personal

data may be disclosed

to the SEC understand

their role
will involve SEC oversight due

to their status as ‘associated

persons’ for the purposes
of SBS Transactions

and understand

that, as a

result, certain

of their personal

data may
be

disclosed

to

the

SEC.

More

specifically,

each

associated

person

is

required

to
complete an

‘SBS associated

person questionnaire’,

which provides

advance notice
that their

activities may involve

the disclosure of

their personal data

to the

SEC and
potentially require them to undertake interviews with the SEC. Each employee that is
an associated person is

also required to agree

or acknowledge their understanding

that
their data may be provided

to the SEC in connection

with the SEC’s oversight of SBS
Transactions.
It is also relevant to this balancing of interests that:
(1)

the SEC is expected to restrict

its information requests for, and use of, any information

to
only the information that

it requires for the

legitimate and specific

purpose of fulfilling

its
regulatory

mandate

and

responsibilities,

with

the

type

and

amount

of

personal

data
requested being targeted

based on risk

and related to

specific transactions, accounts

and
employees;
12

and
(2)

information, data and documents received by the SEC are expected to be maintained in a secure manner and only disclosed pursuant to strict US confidentiality laws
13
.
(c)

Disclosure

is

necessary

for

compliance

with

a

legal

obligation

to

which

UBS

ESE

FR

is
subject (Article 6(1)(c))
: For the

same reason as

described in paragraph

1.5(c) above, we

do
not consider that it is

possible for UBS ESE FR

to rely on this legal basis

for the disclosure of
personal data by UBS AG, London Branch to the SEC.
1.7

Based upon the

above, the legitimate

interests legal basis

for processing is

therefore likely to

be the
most appropriate Article

6 ground on which

UBS ESE FR

could rely in order

to disclose personal

data
included in Covered Books and Records.

1.8

It is considered very unlikely that

data included in Covered Books

and Records provided to UBS

AG,
London

Branch

will

include

special

categories

of

data.

Further,

UBS

ESE

FR

might

not

hold

all
information

described

in

17

C.F.R.

§§.18a-5(b)(8)(i)(A)

through

(H)

or

240.18a-

5(a)(10)(i)(A)
through (H), as the

case may be, for an

associated person who is not

a US Person.
14

However, to the
12
    Please refer to Assumption
9

in Annex 2, as

well as Article

IV of the

Memorandum of Understanding

Concerning Consultation, Cooperation
and the Exchange of Information Related to the Supervision and Oversight of Certain

Cross-Border Over-the-Counter Derivatives Entities
In Connection with the Use

of Substituted Compliance by Such

Entities entered into among the SEC,

the FCA and the PRA (the
UK MoU ).
13
    Please refer to Assumption
10

in Annex 2, as well as Article VII of the UK

MoU.
14
    As we understand is as defined in 17 C.F.R. §240.3a71 - 3(a)(4)(i)(A) .

extent that this

does occur, and

such information is held

by UBS ESE FR

in addition to

an Article 6
legal basis, UBS ESE FR will need to

establish an additional legal basis for processing under Article
9 of the EU GDPR and the French DPA

if it discloses special categories of data to UBS AG, London
Branch. Other than valid consent
15

and public interest, the Article

9 legal basis that may be applicable
to disclosure of Covered Books

and Records is processing

is necessary for the establishment,

exercise
or

defence of

legal claims

or

whenever courts

are acting

in their

judicial capacity

(Article 9(2)(f)).
However,

please

note

that

there

is

no

guidance

from

the

French

data

protection

authority

(the
“Commission Nationale de

l’Informatique et des Libertés”)

on the applicability of

this particular legal
basis and that it is uncertain whether this legal basis can be extended to this case.

1.9

Similarly, processing of

personal data

relating to

criminal convictions

and offences

is highly

restricted,
and can

only be

disclosed where

is authorised

by a

rule of

EU law,

by the

French DPA

or by

other
French laws or rules that have the

force of law.

In the absence of such rule of

EU law,

by the French
DPA

or by other French laws or rules – and we are aware of no such law or rule that would authorise this disclosure to UBS AG, London Branch –

UBS ESE FR could not disclose these personal data to
the

UBS

AG,

London

Branch.

In

practice,

this

restriction

on

UBS

ESE

FR

is

dealt

with

by

this
information being provided and/or transferred directly by the individual (here, staff of UBS ESE FR)
to the requesting party (here, UBS AG, London Branch).
Data protection principles
1.10

In addition to establishing a legal basis for the disclosure, UBS ESE FR would need to ensure that its disclosures are compliant with the remaining

requirements under the Data Protection

Laws, including
the data protection principles set out in Article 5 of the EU GDPR.

For example, UBS ESE FR must:
(a)

be transparent with those whose personal

data is to be disclosed to UBS

AG, London Branch,
who must

be provided

with fair

processing information

(usually in

the form

of a

privacy notice
or statement);
(b)

with

respect

to

the

data

itself,

ensure

that

it

only

provides

personal

data

that

is

adequate,
relevant and limited

to what is

necessary in relation

to the purposes

of its regulatory

activities;

(c)

be careful to avoid participating

in ‘data dumps’ and should

consider withholding documents,
anonymising personal data

(or pseudonymising

data where full

anonymisation is not

possible)
and redacting personal data from documents as appropriate;
(d)

ensure that the data is accurate and, where necessary, kept up to date;
(e)

keep the personal data

in a form that enables

identification of individuals for

no longer than is
necessary for the purposes for which the personal data is processed;

and
(f)

ensure

that

the

confidentiality

and

integrity

of

personal

data

is

maintained,

and

as

such,
implement appropriate security measures (e.g. encryption) to protect the personal data.
1.11

UBS AG,

London Branch is

bound by the

requirements of

the EU GDPR

(even though

it is established
outside the

EEA),
16

as well

as the

General Data

Protection Regulation

2016/679 as

it forms

part of
15
    Article 9(2)(a) of the EU GDPR .
16
    Per Article 71 of the EU - UK Withdrawal Agreement
, the EU GDPR remains applicable in the UK

following the end on 31 December 2020
of the transition period

effecting the UK’s

exit from the EU

in respect of the

processing of personal data of

data subjects outside the

UK,
provided that the personal data: (a) were processed under EU law in the UK before the end of the transition period;

or (b) are processed in
the UK

after the

end of

the transition period

on the

basis of

the EU-UK

Withdrawal Agreement.

In particular,

EU GDPR

applies in

the
absence of

an adequacy decision

made by

the European Commission

in respect

of the

UK. On

28 June

2021 the

European Commission
adopted adequacy decisions

for the UK, including Commission

Implementing Decision of 28.6.2021

pursuant to Regulation (EU) 2016/679
of

the

European

Parliament

and

of

the

Council

on

the

adequate

protection

of

personal

data

by

the

United

Kingdom

(the
European
Commission’s UK Adequacy Decision
), thereby enabling the free-flow of personal data from the

EU to the UK.

However, for the first time, the adequacy decisions each include a so-called ‘sunset clause', which strictly limits their duration. This means that the decisions will automatically

expire four years after their

entry into force. After that

period, the adequacy findings might

be renewed,
but only if the UK

continues to ensure an

adequate level of data

protection. During these four

years, the European Commission

will continue

“retained EU law” in the UK as defined in the UK’s European Union (Withdrawal)

Act 2018 and the
UK’s

Data Protection Act

2018. Accordingly,

UBS AG, London

Branch must take

these EU GDPR
principles

into

account

when

requesting

access

to

the

Covered

Books

and

Records

(albeit

that

the
responsibility remains with UBS ESE

FR to ensure that

its disclosures comply with all

requirements
under the Data Protection Laws and to implement its own compliance measures to that end).
International transfers
1.12

The

general

principle

in

the

EU

GDPR

is

that

UBS

ESE

FR

may

not

transfer

personal

data

to

a
jurisdiction outside the EEA, unless

it can satisfy a

condition for the transfer

as set out in

Chapter V
of the EU GDPR.

1.13

Article 45 of the

EU GDPR allows

for UBS ESE

FR to transfer

personal data to

a recipient outside

the
EEA

where

the

transfer

is

based

on

an

adequacy

decision

of

the

European

Commission.

For

the
purposes

of

providing

Covered

Books

and

Records

to

UBS

AG

London

Branch,

the

European
Commission’s

UK

Adequacy

Decision

allows

transfers

of

personal

data

from

the

EEA,

including
France, to

the UK

to be

made freely.

Any transfer

from UBS

ESE FR

to UBS

AG London

Branch
would therefore be

permitted without limitation

(provided that the

disclosure otherwise

complied with
the EU GDPR).
1.14

As noted above, it

is possible that UBS

AG, London Branch

might share information

provided to it by
UBS ESE FR with

the SEC. This

might involve an

international transfer of

this personal data from

the
UK to

the US.

Where this

occurs, such

personal data

would remain

subject to

the Data

Protection Laws
when held by

UBS AG, London

Branch and so

an international transfer made

by UBS AG,

London
Branch must comply with the Data Protection Laws.
17

1.15

In this regard it is helpful that the European

Commission’s UK Adequacy Decision addresses onward
transfers from the UK and notes that the regime on international transfers under the

UK GDPR
18

and
UK

Data

Protection

Act

2018

is

“
in

substance

identical
”

to

the

transfer

regime

under

the

EU
GDPR.
19
The primary

options available to

UBS AG London

Branch under the

Data Protection Laws
when making such a transfer are set out below.
1.16

Derogations

(Article

49)
20
:

Where

a

transfer

mechanism

adopted

by

the

European

Commission

in
respect of a transfer of personal data to the

US is not available (as is currently the case),

a transfer or
a set

of transfers to

the SEC of

personal data contained

in Covered Books

and Records provided

by
UBS ESE FR to UBS AG London Branch may take place pursuant to a derogation under EU

GDPR,
provided

that

the

conditions

of

such

a

derogation

are

met.

These

derogations

include

consent

and
legitimate interests,

which are

the derogations

most likely

applicable in

this situation,

together with
their respective conditions.

(a)

Consent
:

the

data

subject

would

have

to

explicitly

consent

to

the

proposed

transfer,

after
having been

informed of

the possible

risks of

such transfers

for the

data subject

due to

the
absence

of

an

adequacy

decision

and

appropriate

safeguards.

In

practice,

it

would

be

very
difficult to

establish that

consent is

freely given

where information

relates to

UBS ESE

FR
staff in an employment context, due

to the inherent imbalance of power

between an employer
and its staff (for

example, staff may believe

there could be negative

consequences should they
refuse to

give consent). Further,

consent will only

be valid if

UBS ESE

FR offers

its staff

a
genuine choice over how the data

is used as part of the

transfer, and will

only continue to be
to monitor the legal situation in the UK and could intervene at any point, if the UK deviates from the level of protection currently in place.
Should the Commission decide to renew the adequacy finding,

the adoption process would start again.
17
    Article 44 sent. 1, Recital 101 of the EU GDPR .
18
    The
General Data Protection Regulation

2016/679 as it forms part

of “retained EU law” as

defined in the European Union

(Withdrawa
l) Act
2018 in the UK ( UK GDPR ).
19
    Paragraph 2.5.7, recitals (74) and (75) of the European Commission’s UK Adequacy Decision .
20

The European

Data Protection

Board has

issued guidelines

to provide

guidance as

to the

application of

Article 49

of the

EU GD
PR on
derogations in the context of transfers of personal data to

third countries.

a valid derogation if UBS ESE FR also offers its staff the opportunity to withdraw consent at any time. Consent

should therefore not

be considered as

a valid derogation

for disclosure of
personal data relating

to such staff and

UBS AG, London

Branch should rely

on an alternative
basis for transfers of personal data (e.g. the legitimate interests).

(b)

Legitimate interests
: In case consent

and none of the

other derogations are applicable, and

if
the transfer

(i) is not

repetitive, (ii) concerns

only a

limited number

of data

subjects, (iii) is
necessary for

the purposes

of compelling

legitimate interests

pursued by

UBS AG,

London
Branch, (iv) UBS

AG, London

Branch’s legitimate interests

are not

overridden by

the interests
or rights and freedoms of the data subjects, (v) UBS AG, London Branch has assessed all the circumstances surrounding

the data

transfer,

and (vi) UBS

AG, London

Branch has,

on the
basis of

that assessment,

provided suitable

safeguards with

regard to

the protection

of personal
data, the

legitimate interests

derogation may

be relied

upon. In

such a

case, the

controller shall,
in addition

to providing

the information

referred to

in Articles

13 and

14 of

the EU

GDPR,
inform the data subject of the transfer and of the compelling legitimate interests pursued.
Each of the consent and legitimate interest derogations need to be applied on a case-by-case basis.
21

1.17

Access to Covered

Books and

Records granted

to the SEC

in the course

of On-Site

Inspections of

UBS
AG, London Branch

would not entail

UBS AG, London

Branch effecting an international

transfer and
so restrictions in Chapter V of the EU GDPR would not apply

to that situation.
2.

SECRECY RULES
2.1

Article

L.

511-33
et

seq
.

of

the

MFC

govern

the

disclosure

by

a

credit

institution,
inter

alia
,

of
confidential information regarding any existing or former customer (the Secrecy Rules ).
2.2

Articles L.

511-33

I and

L. 511

-34 of

the MFC

apply to

branches of

credit institutions

operating in
France under a European passport, pursuant to Article L. 511-24 5° of the MFC.
Scope of protection
2.3

Information protected under the Secrecy Rules generally includes any information received by credit
institutions in the course of their activities, provided that such information is sufficiently confidential
and

specific.

The

scope

of

the

Secrecy

Rules

is

broad

and

includes

any

information

related

to

a
customer, including their name and

any details regarding

their assets, debts,

transactions or operations
carried out on their account (even transactions contemplated but not executed).

2.4

The

Secrecy

Rules

apply

equally

to

individual

and

corporate

customers,

including

managers,
employees

and

counterparts of

corporate

customers. Anonymized

transaction

data,

which does

not
enable the direct or indirect identification of a customer, is not protected by the Secrecy Rules.

2.5

The view

of most

scholars and

practitioners is

that pursuant

to the

French principle

of territoriality,
the Secrecy Rules apply to information collected by

institutions established in France in the course of
their business

relationships with

a customer

or potential

customer, regardless of

their citizenship.

Thus,
information collected

by a

French branch

of a

foreign credit

institution operating

under a

European
passport in France

and transmitted

to its foreign

head office or

another foreign

branch remains covered
by the Secrecy Rules.

Application and relevant exceptions
2.6

We understand that UBS ESE FR will be acting in the name and for the account of UBS AG,

London
Branch in relation to the SBS

Transactions. In principle, information relating to the

SBS Transactions
21
    Article 49(1) EU GDPR at sentence 1 paragr aph (a) and sentence 2, respectively.

carried out in the name and for

the account of UBS AG, London Branch, by UBS ESE

FR should be
disclosed by UBS ESE FR to UBS AG, London Branch.

2.7

The information held by UBS ESE FR in relation to the SBS Transactions may contain details which do not need to be disclosed to UBS

AG, London Branch or belong to UBS

AG, London Branch (such
as information pertaining

to the US

Person counterparty

of UBS AG,

London Branch); which

may fall
within the ambit of the Secrecy Rules applicable to UBS ESE FR.

Risk management and consolidated supervision
2.8

Pursuant to Article L.

511-34 of the

MFC, institutions established in

France belonging to a

financial
group

are

allowed

to

share

certain

information

with

foreign

entities

belonging

to

the

same

group,
provided that the headquarters of these

foreign entities are located in an

EU or EEA Member State, or
in

a

State

whose

authorities

have

entered

into

a

cooperation

agreement

with

the

French

Financial
Markets Authority (the AMF ) or the French Banking Regulator (the ACPR ).
2.9

This

exception

to

the

Secrecy

Rules

is

limited

to

information

which

is

deemed

necessary

for

the
purposes of:
●

Supervising the group entities on a consolidated basis;
●

Assisting the fight against money laundering and terrorism financing;
●

Detecting and preventing market abuse; or,
●

Managing conflicts of interest.
2.10

To that extent, we note that:
●

UBS AG,

London Branch and UBS ESE FR belong to the same group;
●

In relation

to the

SBS Transactions,

UBS AG

is subject

to regulatory

supervision by

Swiss
supervisory

authorities

(e.g. the

Financial

Market

Supervisory

Authority

(
FINMA
));

for
activities carried

out in

the London

Branch of

UBS AG,

also by

the UK

supervisory authorities
(the

Prudential Regulation

Authority

(
PRA
)

and

the

Financial

Conduct

Authority (
FCA ));
and, pursuant to UBS

AG’s status

as an SEC-registered SBSD (which includes

the activities
of UBS AG, London Branch),

the SEC;
●

UBS AG,

London Branch, is located in

the United Kingdom, whose authorities, for

instance
the PRA and

the FCA, executed

a MoU with

the ACPR

“
to formalise supervisory

cooperation
and information

sharing arrangements

[…]
in

order

to

promote

the integrity,

stability and
efficiency of the supervised entities and financial system ” on 10 April 2019
22
.
●

The headquarters of

UBS AG are

located in Switzerland,

whose authorities, for instance

the
Commission

fédérale

des

banques
(the

predecessor

to

FINMA)

executed

a

MoU

with

the
Commission bancaire
(the predecessor to

the ACPR) with

a view “
to cooperate and

exchange
all relevant

information for the

effective supervision of supervision

of financial markets

and
banking and financial institutions ”, on 2 December 2002
23
;
●

UBS ESE FR will

be effecting SBS Transactions

in the name and

for the account

of UBS AG,
London

Branch,

which

may

give

rise

to

a

variety

of

risks,

including

potential

money
laundering, market abuse or conflict of interest risks.

22
    Available of the FCA website: https://www.fca.org.uk/publication/mou/mou-acpr-boe-fca.pdf .
23
    A vailable on the ACPR ’s website   in French onl y : https://acpr.banque-france.fr/sites/default/files/20021206-accord-entre-cb-cfb-suisse.pdf
.

2.11

Whilst the very purpose

of this exception is

to enable intra-group exchange

of information for internal
risk management

purposes, our

view is

that UBS

ESE FR

would be

able to

share information

with
UBS AG

London Branch

on the

basis of

such exception,

subject to

such information

being strictly
limited to

information obtained

or collected

by UBS

ESE FR

when acting

in the

name and

for the
account of UBS AG,

in the context of the SBS Transactions.

Waiver
2.12

Should it obtain a written waiver from the relevant customer,

UBS ESE FR would be in a position to
disclose protected

information
24

revolving around

that customer

to UBS AG

London Branch.

Pursuant
to Article

L. 511-33

of the

MFC, such

waiver must

be granted

on a

case-by-case basis

(i.e. general
consent allowing the transfer of information in any circumstance may not be sufficient).
Request from French criminal or regulatory authorities
2.13

A branch of a credit institution operating under

a European passport in France cannot use the Secrecy
Rules to oppose disclosure to the French criminal and regulatory authorities.
25

Potential sanctions
2.14

Breaches of the

Secrecy Rules could

result in criminal

and regulatory sanctions,

and trigger risks

of
civil litigation.
Criminal sanctions
2.15

In the event of a breach

of the Secrecy Rules, the entity’s

directors and employees may incur up to 1
year’s imprisonment

and/or a

fine of

up to

EUR 15 000.

The entity

itself may

incur a

fine of

up to
EUR

75 000

as

well

as

additional

penalties,

such

as

the

temporary

or

definitive

closure

of

the
establishment that was used to commit the breach.
26

Regulatory sanctions
2.16

The ACPR

is in

charge of

monitoring compliance

by credit

institutions operating in

France under

a
European

passport

with

the

provisions

that

are

applicable

to

them

under

French

law,

taking

into
account the supervision performed

by the relevant authorities

of the Member State

in which they have
their

head

office

(which

are

solely

responsible,

in

particular,

for

the

assessment

of

their

financial
situation, their

operating conditions,

solvability,

liquidity and

their ability

to fulfil

at all

times their
commitments

with

respect

to

their

policy

holders,
subscribers , beneficiaries
and

reinsured
companies).
27

2.17

In this

context, the

ACPR has

inspection and sanction

powers, including

the power

to prohibit

such
credit institutions

from continuing to provide banking services on French territory.
28

2.18

If the ACPR notices

that a credit institution

operating in France under a

European passport breaches
or

may

breach

the

provisions of

Chapter

1

of

Title

1 of

Book

5

of

the

MFC

–

which

includes

the
Secrecy Rules –, it should

inform the relevant authorities

of the Member State

of the country in which
the credit institution has

its registered office, so

that the latter can

immediately take any measures

to
ensure compliance with these provisions.

Should it consider that

the latter have not fulfilled

or are not
going fulfil their obligations, it can make a request

for assistance to the European Banking Authority
in accordance with

Article 19 of

Regulation (EU) no.

1093/2010 of the

European Parliament and

of
24
    See Article L. 511 - 33   I   of the MFC.
25
    See Article L. 511 - 33 I of the MFC.
26
    See Articles L. 571 - 1 and 571 - 4 of the MFC and Articles 226 - 13, 131 - 38 and 131 - 39 of the French Criminal Code.
27
    See Article L. 612 - 2 III of the MFC.
28
    See Article L. 613 - 33 of the MFC.

the Council of 24

November 2010 establishing

a European Supervisory

Authority (European Banking
Authority).
29

Risk of litigation

2.19

Customers

and

third

parties

whose

protected

data

would

be

illicitly

transferred

could

seek
compensatory damages under French law. Punitive damages are not available.
2.20

To

seek compensation before the

French courts, the alleged

victims would need to

demonstrate (i) a
failure by UBS ESE FR (i.e. a breach of the Secrecy Rules), (ii) the damages they have suffered, and
(iii) a direct link of causation between such failure and damages.

3.

BLOCKING STATUTE

3.1

The

Blocking

Statute

governs the

request,

search

for or

disclosure of

information of

an

economic,
commercial, industrial, financial

or technical nature,

with a view

to establishing evidence

in foreign
judicial or administrative proceedings or in relation thereto.

Scope of protection
3.2

The Blocking

Statute applies to

“
documents or information

of an

economic, commercial,

industrial,
financial

or technical

nature
”

that are

located

in

France and

prohibits the

request, investigation

or
communication of documents

or information in the

context or with a

view to foreign administrative

or
judicial proceedings.

Application and relevant exceptions

3.3

The prohibitions imposed by the Blocking Statute do not apply to transfers of documents,

which:
●

are not made

in the context

or with a

view to foreign administrative

or judicial proceedings;
or,
●

are

made

in

compliance

with

applicable

French

law,

an

applicable

international

treaty

or
agreement (e.g. the

Hague Convention,

a Memorandum of

Understanding (
MoU ) entered into
by the ACPR or the AMF,
30

or a mutual legal assistance treaty)
31
.
3.4

In the case

at hand,

we understand

that the provision

and sharing

by UBS

ESE FR

to UBS

AG, London
Branch, of

the Covered

Books and

Records held

in France

by UBS

ESE FR

in relation

to the

SBS
Transactions:
●

would

be

made

for

risk

management

purposes,

given

the

role

of

UBS

ESE

FR,

and
respectively associated persons employed by UBS ESE

FR, to effect SBS Transactions in the
name and for the account of UBS AG,
and therefore,

●

would

not

be

made

in

the

context

or

with

a

view

to

foreign

administrative

or

judicial
proceedings.

3.5

In this context, we

believe that the Blocking

Statute should not prevent the

provision and sharing by
UBS ESE FR to

UBS AG, London

Branch, of the

Covered Books and

Records held in

France by UBS
ESE FR in relation to the SBS Transactions.
29
    See Article R. 613 - 34 of the MFC.

Potential sanctions
3.6

Breaches to

the Blocking

Statute may

lead to

criminal sanctions,

of up

to

6 months’

imprisonment
and/or a fine of up to EUR 18 000 for individuals or a fine of up to EUR 90

000 for entities.

3.7

A risk of civil

litigation may also

arise where parties

could evidence a

direct link of

causation between
the violation of the Blocking Statute and the damages they have suffered.

4.

PRIVACY

AND HUMAN RIGHTS
4.1

Article 8 of the

European Convention on Human

Rights (
ECHR
) confers a

general right to “
respect
for his private and

family life, his home

and his correspondence
”. This right is

directly applicable in
the

France
.
32

The

right

to

privacy

clearly

applies

to

natural

persons.

However,

in

France,

if

legal
persons have a right

to see their

correspondence protected, only natural persons

can rely on /

benefit
from a right to privacy
33
.
4.2

Article 8 ECHR

does not in

itself give rise

to a free-standing

cause of action

– instead an

action arising
from a wrongful act,

a breach of agreement

or other legal obligation,

such as under the

GDPR, must
be brought, and the court will then be obliged to consider the application of Article 8 ECHR.

4.3

Article 8 ECHR is, as it were, the fundamental legal foundation on which the GDPR has been based.
The GDPR elaborates

on the applicable

principles of and

the rules on the

protection of natural

persons
when it

comes to

processing of

personal data.
34

The ECHR

can further

be relied

upon when

interpreting
these

GDPR

principles

and

rules

if

necessary.

The

GDPR

can

therefore

be

seen

as

the

regulation
detailing the right laid down in Article 8 ECHR, when it comes to the processing of personal data.
Application and exceptions
4.4

There shall be no interference

by a public authority with

the exercise of the right

to respect for private
and family life,

his home and

his correspondence, except

in situations

where the specific

conditions
set out under Article 8(2) of

the ECHR are met. Article

8 is therefore a qualified right,

meaning that it
can be breached in accordance with Article 8(2) – that is, where doing so is:
(a)

in accordance with the law;
This

criterion

has

two

aspects:

the

measure

complained

about

must

have

some

basis

in
domestic law,

and secondly,

that the

domestic law

has to

be sufficiently

precise so

that an
individual can foresee with a reasonable degree of certainty the consequences of their actions
or the circumstances in which the authority may take a particular course of action.
35

(b)

is necessary in a democratic society;

This criterion

is intended

to ensure

the proportionality

of an

intrusion into

private life.

To meet
this criterion, there must be a “ pressing social need ” for the interference, and the interference must be proportionate to that need.
36

and
(c)

in the interests

of national security,

public safety or the

economic well-being of the

country,
for

the

prevention

of

disorder

or

crime,

for

the

protection

of

health

or

morals,

or

for

the
protection of the rights and freedoms of others (i.e. a legitimate aim).
32
    Article 9 of the French Civil Code and Article 226 - 15 of the French Criminal Code
33

Cour de Cassation (French Supreme Court), Civ 1ère, 17 March 2016
34
    See also Whereas (1) and (2) GDPR.
35
    Malone v UK [1984] ECHR 10 at 68.
36

Dudgeon v UK

(1982) 4 E.H.R.R. 149 at 164.

This

criterion

is

intended

to

ensure

that

the

purpose

of

an

intrusion

into

private

life

is
adequately serious so as to justify the intrusion.

ANNEX 2
ASSUMPTIONS
This opinion relies on the following assumptions:
1.

In the context of the SBS Transactions, UBS ESE FR will provide investment services in accordance with all applicable French laws and regulations.
2.

UBS AG has

a “prudential regulator”

as defined by

Section 3 of

the US Securities

Exchange Act of
1934

(the
Securities Exchange

Act
).

As

such,

the

Covered Books

and

Records considered

in

this
opinion are limited to what a prudentially regulated SBSD must be able to share with the SEC.

3.

Additionally, in accordance with SEC Guidance at

85 FR 6297, books and records pertaining to SBS
Transactions entered into prior to

the date that UBS

AG submits an application

for registration are not
Covered Books and Records.

4.

Where transfers

of personal

data are

made by

UBS ESE

FR to

UBS AG,

London Branch,

in the

absence
of an adequacy determination, such disclosure will be made in compliance with Articles 44 et seq . of the EU

GDPR and limited

to what

is necessary for

the purpose

of the

transfer (i.e. compliance

with
the

principle

of

data

minimisation,

e.g.

by

applying

less

intrusive

processing

activities

such

as
redaction).
5.

UBS AG or, as

the case may

be, UBS ESE

FR has obtained any

necessary prior consent

of the persons
(e.g .
,

counterparties,

employees)

whose

information

is

or

will

be

included

in

Covered

Books

and
Records, to the extent, as considered in this opinion, such consent would constitute valid consent and such consent has not

been withdrawn. Insofar as Covered Books

and Records relate to employees

of
UBS

ESE

FR,

such

employees

are

“associated

persons”
37

of

UBS

AG

for

purposes

of

17

CFR

§
240.18a-5(b)(8).
6.

Similarly,

UBS

ESE

FR

will

ensure

that

its

disclosures

are

compliant

with

the

data

protection
principles set out in Article 5 of the EU GDPR and the French DPA
38
.

7.

All terms

of business

entered into

by UBS

AG, London

Branch with

its clients

that are

US Person
counterparties

conducting

SBS

Transactions

contain

clear

statements

such

that

counterparties

are
aware

that

that

their

data

may

be

shared

with

UBS

group

affiliates

for

the

purposes

of

client
management

and

that

regulatory

oversight

will

be

exercised

by

regulatory

authorities

and

that
information regarding their transactions, including their personal data, can be disclosed to regulatory
authorities

(for

example,

clause

10

of

the

terms

of

business

for

professional

clients

and

eligible
counterparties (March 2019)
39
).
8.

UBS AG

and UBS

ESE FR do

not include

the information

described in 17

C.F.R. §§.18a-5(b)(8)(i)(A)
through

(H)

or

240.18a-5(a)(10)(i)(A)

through

(H),

as

the

case

may

be,

in

questionnaires

or
applications for employment executed by an associated person who is not a US Person (as defined in
17

C.F.R.

§240.3a71-3(a)(4)(i)(A)),

unless

UBS

AG

or

UBS

ESE

FR

are

required

to

obtain

such
information under

applicable law

in

the jurisdiction

in which

the associated

person is

employed or
located or obtains such information in conducting a background check that is customary for UBS AG
or

UBS

ESE

FR

in

that

jurisdiction

and

the

creation

or

maintenance

of

records

reflecting

that
information would not

result in a

violation of applicable

law in the

jurisdiction in which

the associated
person is employed or located.
37
    We do not give any views regarding this assumption.
38
    These principles are set out in
Annex 1

at section 1.
39
    Available at:   https://www.ubs.com/global/en/investment-
bank/regulatory/_jcr_content/mainpar/toplevelgrid/col1/linklist_1815406319/link.1894740908.file/PS9jb250ZW50L2RhbS9JbnZlc3RtZ
W50QmFuay9kb2N1bWVudHMvaWJ0ZXJtcy90ZXJtcy1vZi1idXNpbmVzcy5wZ%20GY=/terms-of-business.pdf .

9.

The SEC will,

as a matter

of practice, restrict

its information requests

to UBS AG,

London Branch for,
and use of, any information pursuant to its access to

UBS AG, London Branch’s Covered Books and
Records and

On-Site Inspections of

UBS AG, London

Branch to

only the

information that the

SEC
requires for the

legitimate and specific

purpose of fulfilling

its regulatory mandate

and responsibilities
by evaluating compliance with legal obligations designed to ensure the proper legal administration of
SEC-regulated firms

(which includes

regulating, administering, supervising,

enforcing and

securing
compliance with the securities or derivatives laws in its jurisdiction).
10.

Information, data

and documents

received by

the SEC

are,

as a

matter of

practice, maintained

in

a
secure manner

and, under

strict US

laws of

confidentiality,

information about individuals

cannot be
onward

shared

save

for

certain

uses

publicly

disclosed

by

the

SEC,

including

in

an

enforcement
proceeding, pursuant

to a

valid and

non-exempt US

Freedom of

Information Act

(
FOIA ) request,
40

pursuant to a lawful request of the US Congress or a

properly issued subpoena, or to other regulators
who have demonstrated a need for the information and provide assurances of confidentiality.
40

We

do not

give any

views in

the opinion

to matters

of US

law,

though we

understand that

information can

be
made public

pursuant to
requests under

the US

FOIA,

and that

certain information

is exempt

from such

requests, including

(among others):

(1) a

trade secret

or
privileged or confidential commercial or financial information obtained from a person; (2) a

personnel, medical, or similar file the

release
of which would constitute a clearly unwarranted invasion of personal privacy; (3) information compiled for law enforcement purposes, the release of which (a) could reasonably be expected to interfere with law enforcement proceedings;

(b) would deprive a person of a right to a
fair trial or an impartial adjudication; (c) could reasonably be expected to constitute an unwarranted invasion of personal privacy; (d) could
reasonably

be

expected

to

disclose

the

identity

of

a

confidential

source;

(e)

would

disclose

techniques,

procedures,

or

guidelines

for
investigations or prosecutions;

or (f) could

reasonably be expected

to endanger an

individual's life or

physical safety; (4)

contained in or
related to examination, operating, or condition reports about financial institutions that the SEC regulates or supervises.